Exhibit 10.21

Base Contract for Sale and Purchase of Natural Gas

This Base Contract is entered into as of the following date: August 24, 2018

The parties to this Base Contract are the following:

PARTY A (“Seller”)				PARTY NAME	PARTY B (“Buyer”)
GSF Energy, LLC					Trillium Transportation Fuels, LLC
680 Andersen Drive Foster Plaza 10, 5th Floor Pittsburgh, PA 15220				ADDRESS	2929 Allen Parkway, Suite 4100 Houston, TX 77019
www.montaukenergy.com				BUSINESS WEBSITE	www.trilliumcng.com
CONTRACT NUMBER
D-U-N-S® NUMBER
☒	US FEDERAL:	74-2799963		TAX ID NUMBERS	☒	US FEDERAL	45-3116171
☐	OTHER:				☐	OTHER:
				JURISDICTION OF ORGANIZATION	DELAWARE
☐	Corporation	☒	LLC	COMPANY TYPE	☐	Corporation	☒	LLC
☐	Limited Partnership	☐	Partnership		☐	Limited Partnership	☐	Partnership
☐	LLP		Other: ______			LLP		Other: ____
GUARANTOR (IF APPLICABLE)
CONTACT INFORMATION
Same as above
ATTN:	President			◾ COMMERCIAL	ATTN:	Gavin Gretter
TEL#:	412-747-8700	FAX#	412-921-2867		TEL#:	[***]	FAX#	[***]
EMAIL:	[***]				EMAIL:	[***]
Same as above
ATTN:				◾ SCHEDULING	ATTN:	Gavin Gretter
TEL#:					TEL#:	[***]	FAX#	[***]
EMAIL:					EMAIL:	[***]
Same as above
ATTN:	General Counsel			◾ CONTRACT AND	ATTN:	Morris Collie
TEL#:	412-747-8700	FAX#	412-921-2867	LEGAL NOTICES	TEL#:	[***]	FAX#	[***]
EMAIL:	[***]				EMAIL:	[***]
Same as above
ATTN:	Chief Financial Officer			◾ CREDIT	ATTN:	Doug Hoffman
TEL#:	412-747-8700	FAX#	412-921-2867		TEL#:	[***]	FAX#	[***]
EMAIL:	[***]				EMAIL:	[***]
Same as above
ATTN:	General Counsel			◾ TRANSACTION	ATTN:	Gavin Gretter
TEL#:	412-747-8700	FAX#	412-921-2867	CONFIRMATIONS	TEL#:	[***]	FAX#	[***]
EMAIL:	[***]				EMAIL:	[***]
ACCOUNTING INFORMATION
Same as above				◾ INVOICES
ATTN:	Chief Financial Officer			◾ PAYMENTS	ATTN:	Accounts Payable
TEL#:	412-747-8720	FAX#	412-921-2867	◾ SETTLEMENTS	TEL#:	[***]	FAX#	[***]
EMAIL:					EMAIL:	[***]
BANK:	Comerica Bank			WIRE TRANSFER NUMBERS	BANK	JPMorgan Chase Bank, N.A.
ABA:	[***]	ACCT:	[***]	(IF APPLICABLE)	ABA:	[***]	ACCT:	[***]
OTHER DETAILS:					OTHER DETAILS:		Attn:
BANK:	Comerica Bank			ACH NUMBERS	BANK	JPMorgan Chase Bank, N.A.
ABA:	[***]	ACCT:	[***]	(IF APPLICABLE)	ABA:	[***]	ACCT:	[***]
OTHER DETAILS:					OTHER DETAILS:		Attn:
ATTN:	__________________________________			CHECKS	ATTN:	________________________________
ADDRESS: ________________________________					ADDRESS: _______________________________
___________________________________________				(IF APPLICABLE)	__________________________________________

Base Contract for Sale and Purchase of Natural Gas

(Continued)

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select the appropriate box(es) from each section:

Section 1.2	☐	Oral (default)	Section 10.2	☒	No Additional Events of Default (default)
Transaction	OR		Additional	☐	Indebtedness Cross Default
Procedures	☒	Written	Events of		☐ Party A: _____________

Section 2.7	☒	2 Business Days after receipt (default)	Default		☐ Party B: __________________
Confirm	OR			☐	Transactional Cross Default
Deadline	☐	__ Business Days after receipt

Section 2.8	☒	Seller (default)
Confirming	OR
Party	☐	Buyer

Section 3.2	☒	Cover Standard (default)	Section 10.3.1	☒	Early Termination Damages Apply (default)
Performance	OR		Early	OR
Obligation	☐	Spot Price Standard	Termination
			Damages	☐	Early Termination Damages Do Not Apply
Note: The following Spot Price Publication applies to both of the immediately preceding.

Section 2.31	☒	Gas Daily Midpoint (default)	Section 10.3.2	☒	Other Agreement Setoffs Apply (default
Spot Price	OR		Other		☒ Bilateral (default)
Publication	☐		Agreement		☐ Triangular
			Setoffs	OR
				☐	Other Agreement Setoffs Do Not Apply

Section 6	☒	Buyer Pays At and After Delivery Point (default)
Taxes	OR
	☐	Seller Pays Before and At Delivery Point

Section 7.2	☒	25th Day of Month following Month of delivery (default)	Section 15.5		New York
Payment			Choice of Law
Date	OR
	☐	Day of Month following Month of delivery

Section 7.2	☒	Wire transfer (default)	Section 15.10	☒	Confidentiality applies (default)
Method of	☐	Automated Clearinghouse Credit (ACH)		OR
Payment	☐	Check		☐	Confidentiality does not apply

Section 7.7	☒	Netting applies (default)
Netting	OR
	☐	Netting does not apply

☐ Special Provisions Number of sheets attached: 7
☐ Addendum(s):

IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

Seller	PARTY NAME	Buyer
GSF Energy, L.L.C.		Trillium Transportation Fuels, LLC

By: /s/ Martin L Ryan	SIGNATURE	By: /s/ Bill Cashmareck
Martin L. Ryan	PRINTED NAME	Bill Cashmareck
CEO and President	TITLE	Director, Trillium

General Terms and Conditions

Base Contract for Sale and Purchase of Natural Gas

SECTION 1. PURPOSE AND PROCEDURES

1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.9.

The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.
Oral Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.

Written Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3. If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract.

SECTION 2. DEFINITIONS

The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.

2.1. “Additional Event of Default” shall mean Transactional Cross Default or Indebtedness Cross Default, each as and if selected by the parties pursuant to the Base Contract.

2.2. “Affiliate” shall mean, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of at least 50 percent of the voting power of the entity or person.

2.3. “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.

2.4. “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.

2.5. “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).

2.6. “Business Day(s)” shall mean Monday through Friday, excluding Federal Banking Holidays for transactions in the U.S.

2.7. “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.

2.8. “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.9. “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation, all of which shall form a single integrated agreement between the parties.

2.10. “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.11. “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.

2.12. “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.

2.13. ‘‘Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as cash, an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, guaranty, or other good and sufficient security of a continuing nature.

2.14. “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction.

2.15. “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.

2.16. “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.

2.17. “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.18. “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical’’ side of an exchange for physical transaction involving gas futures contracts. EFP shall Incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.

2.19. “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.20. “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

2.21. “Guarantor” shall mean any entity that has provided a guaranty of the obligations of a party hereunder.

2.22. “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.

2.23. “Indebtedness Cross Default” shall mean if selected on the Base Contract by the parties with respect to a party, that it or its Guarantor, if any, experiences a default, or similar condition or event however therein defined, under one or more agreements or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of borrowed money in an aggregate amount greater than the threshold specified in the Base Contract with respect to such party or its Guarantor, if any, which results in such indebtedness becoming immediately due and payable.

2.24. “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.25. “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.

2.26. “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.27. “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

2.28. “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.29. “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.30. “Specified Transaction(s)” shall mean any other transaction or agreement between the parties for the purchase, sale or exchange of physical Gas, and any other transaction or agreement identified as a Specified Transaction under the Base Contract.

2.31. “Spot Price” as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

2.32. “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.

2.33. “Transactional Cross Default” shall mean if selected on the Base Contract by the parties with respect to a party, that it shall be in default, however therein defined, under any Specified Transaction.

2.34. ‘‘Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.

2.35. “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.

SECTION 3. PERFORMANCE OBLIGATION

3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction

The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.
Cover Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive as shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s) excluding any quantity for which no replacement is available; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s) excluding any quantity for which no sale is available; and (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to the third party, and no such replacement or sale is available for all or any portion of the Contract Quantity of Gas, then in addition to (i) or (ii) above, as applicable, the sole and exclusive remedy of the performing party with respect to the Gas not replaced or sold shall be an amount equal to any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the quantity of such Gas not replaced or sold. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

Spot Price Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

3.3. Notwithstanding Section 3,2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

3.4. In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.

SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES

4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2. The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely plier Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or Jess than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.

SECTION 5. QUALITY AND MEASUREMENT

All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6. TAXES

The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.
Buyer Pays At and After Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Deliver Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party of such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Seller Pays Before and At Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party of such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

SECTION 7. BILLING, PAYMENT, AND AUDIT

7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.

7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that dale. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.

7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed without undue delay. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or inequity to enforce its rights pursuant to this Section.

7.5. If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 8. TITLE, WARRANTY, AND INDEMNITY

8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point{s). Buyer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 15.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

8.3. Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”}, from any and all persons, arising from or out of claims of title, personal injury (including death) or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury (including death) or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4. The parties agree that the delivery of and the transfer of title to all Gas under this Contract shall take place within the Customs Territory of the United States (as defined in general note 2 of the Harmonized Tariff Schedule of the United States 19 U.S.C. §1202, General Notes, page 3); provided, however, that in the event Seller look title to the Gas outside the Customs Territory of the United States, Seller represents and warrants that it is the importer of record for all Gas entered and delivered into the United States, and shall be responsible for entry and entry summary filings as well as the payment of duties, taxes and fees, if any, and all applicable record keeping requirements.

8.5. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5

SECTION 9. NOTICES

9.1. All Transaction Confirmations, invoices, payment instructions, and other communications made pursuant to the Base Contract (“Notices”) shall be made to the addresses specified in writing by the respective parties from time to time.

9.2. All Notices required hereunder shall be in writing and may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

9.4. The party receiving a commercially acceptable Notice of change in payment instructions or other payment information shall not be obligated to implement such change until ten Business Days after receipt of such Notice.

SECTION 10. FINANCIAL RESPONSIBILITY

10.1. If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y or its Guarantor, if applicable), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to X, including, but not limited to cash, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or guaranty. Y hereby grants to X a continuing first priority security interest in, lien on, and right of setoff against all Adequate Assurance of Performance in the form of cash transferred by Y to X pursuant to this Section 10.1. Upon the return by X to Y of such Adequate Assurance of Performance, the security interest and lien granted hereunder on that Adequate Assurance of Performance shall be released automatically and, to the extent possible, without any further action by either party.

10.2. In the event (each an “Event of Default’ either party (the “Defaulting Party”) or its Guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to ii or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; or (ix) be the affected party with respect to any Additional Event of Default; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.

10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is legally permissible, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do No Apply” as indicated on the Base Contract.
Early Termination Damages Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).

For purposes of this Section 10.3.1, “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.

Early Termination Damages Do Not Apply:

10.3.1 As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.

The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.
Other Agreement Setoffs Apply:
Bilateral Setoff Option:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party is hereby authorized to setoff any Net Settlement Amount against (i) any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract; and (ii) any amount(s) (including any excess cash margin or excess cash collateral) owed or held by the party that is entitled to the Net Settlement Amount under any other agreement or arrangement between the parties.

Triangular Setoff Option:

10.3.2 The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option, and without prior Notice to the Defaulting Party, the Non-Defaulting Party is hereby authorized to setoff (i) any Net Settlement Amount against any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract; (ii) any Net Settlement Amount against any amount(s) (including any excess cash margin or excess cash collateral) owed by or to a party under any other agreement or arrangement between the parties; (iii) any Net Settlement Amount owed to the Non-Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Non-Defaulting Party or its Affiliates to the Defaulting Party under any other agreement or arrangement; (iv) any Net Settlement Amount owed to the Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Defaulting Party to the Non-Defaulting Party or its Affiliates under any other agreement or arrangement; and/or (v) any Net Settlement Amount owed to the Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Defaulting Party or its Affiliates to the Non-Defaulting Party under any other agreement or arrangement.

Other Agreement Setoffs Do Not Apply:

10.3.2 The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other {the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount against any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract.

10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

10.4. As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of the Net Settlement Amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount as well as any setoffs applied against such amount pursuant to Section 10.3.2, shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount as adjusted by setoffs, shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5. The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.

10.6. The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.

10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 11. FORCE MAJEURE

11.1. Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars, or acts of terror; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once It has occurred in order to resume performance.

11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (ii) economic hardship, to Include, without limitation, Sellers ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyers ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Contract; (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Sellers gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.

11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.

SECTION 12. TERM

This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6, Section 10, Section 13, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

SECTION 13. LIMITATIONS

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF’ DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

SECTION 14. MARKET DISRUPTION

If a Market Disruption Event has occurred then the parties shall negotiate in good faith to agree on a replacement price for the Floating Price (or on a method for determining a replacement price for the Floating Price) for the affected Day, and if the parties have not so agreed on or before the second Business Day following the affected Day then the replacement price for the Floating Price shall be determined within the next two following Business Days with each party obtaining, in good faith and from non-affiliated market participants in the relevant market, two quotes for prices of Gas for the affected Day of a similar quality and quantity in the geographical location closest in proximity to the Delivery Point and averaging the four quotes. If either party fails to provide two quotes then the average of the other party’s two quotes shall determine the replacement price for the Floating Price. “Floating Price” means the price or a factor of the price agreed to in the transaction as being based upon a specified index. “Market Disruption Event’’ means, with respect to an index specified for a transaction, any of the following events: (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b} the failure of trading to commence or the permanent discontinuation or material suspension of trading on the exchange or market acting as the index; (c) the temporary or permanent discontinuance or unavailability of the index; (d) the temporary or permanent closing of any exchange acting as the index; or (e) both parties agree that a material change in the formula for or the method of determining the Floating Price has occurred. For the purposes of the calculation of a replacement price for the Floating Price, all numbers shall be rounded to three decimal places. If the fourth decimal number is five or greater, then the third decimal number shall be increased by one and if the fourth decimal number is less than five, then the third decimal number shall remain unchanged.

SECTION 15. MISCELLANEOUS

15.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or Affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.

15.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

15.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

15.4. This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.

15.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

15.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.

15.7. There is no third party beneficiary to this Contract.

15.8. Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

15.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.

15.10. Unless the parties have elected on the Base Contract not to make this Section 15.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees. lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract , (iii) to the extent necessary to implement any transaction, (iv) to the extent necessary to comply with a regulatory agency’s reporting requirements including but not limited to gas cost recovery proceedings; or (v) to the extent such information Is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.

In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose. the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.

15.11. The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties

15.12. Any original executed Base Contract, Transaction Confirmation or other related document may be digitally copied, photocopied, or stored on computer tapes and disks (the “Imaged Agreement’’). The Imaged Agreement, if introduced as evidence on paper, the Transaction Confirmation, if introduced as evidence in automated facsimile form, the recording, if introduced as evidence in its original form, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of the recording, the Transaction Confirmation, or the Imaged Agreement on the basis that such were not originated or maintained in documentary form. However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.

DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

EXHIBIT A – Form of Transaction Confirmation

SPECIAL PROVISIONS TO

BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS

Dated August 24, 2018

by and between

GSF Energy, L.L.C. (“Seller”) and

Trillium Transportation Fuels, LLC (“Buyer”)

These Special Provisions amend the North American Energy Standards Board, Inc. (“NAESB”) Base Contract for Sale and purchase of Natural Gas and its accompanying General Terms and Conditions, as published September 5, 2006 (the “Base Contract”). The Base Contract, together with these Special Provisions, the Transaction Confirmation and any Credit Support form a single agreement between the parties, collectively, the “Contract”. Except as amended in these Special Provisions, the Base Contract and the General Terms and Conditions remain in full force and effect. All capitalized terms not otherwise defined in these Special Provisions have the meaning set out in the Base Contract.

Any reference to a Section in these Special Provisions refers to the same Section of the General Terms and Conditions to the Base Contract.

Collectively, Seller and Buyer shall be referred to as the “Parties”, and individually may be referred to as a “Party”.

Section 2. Definitions

The definition of “Credit Support Obligation” in Section 2.13 shall be deleted in its entirety and the following substituted in lieu thereof:

“Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as cash, an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a guaranty, or other good and sufficient security of a continuing nature. The issuer of any such security and/or the guarantor must be acceptable to the other party at its sole discretion. The other party agrees to act in a reasonable manner in evaluating such issuer and/or guarantor.

The definition of “Payment Date” in Section 2.27 shall be deleted and replaced with the following:

“Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due from one Party to the other as set forth in Section 7.”

The definition of “Spot Price” in Section 2.31 shall be amended by deleting the last sentence and replacing with the following:

“If no price or range of prices is published for such Day, then the Spot Price shall be determined in accordance with Section 14 as modified herein.”

Add the following at the end of Section 2:

“2.36 “Applicable Law” means any foreign, federal, state, tribal or local law, statute, regulation, code, ordinance, license, permit, compliance requirement, decision, order, writ, injunction, directive, judgment, policy, decree, including any judicial or administrative interpretations thereof, or any agreement, concession or arrangement with any governmental authority, applicable to either Party or either Party’s performance under a transaction, and any amendments or modifications to the foregoing.

Section 3. Performance Obligation

Add the following as new Section 3.5:

“3.5. Each Party is entering into this Contract in reliance on the Applicable Laws and Taxes in effect on the date hereof. If at any time after a transaction is entered into:

(i) new Applicable Law is enacted, existing Applicable Law is amended, new Taxes are imposed, or existing Taxes are changed (a “Regulatory Event”), in a way which individually or collectively has a material adverse economic effect upon a party (such party the “Affected Party”) under a particular transaction (each such transaction an “Affected Transaction”) and which does not constitute a Force Majeure event, then the Affected Party may notify the other party that it desires in good faith to renegotiate the material terms or conditions of the Affected Transaction(s) in order to address the effects of the Regulatory Event. Such Notice shall state how the Regulatory Event impacts the Affected Transactions and the proposed terms upon which the Affected Party would like to continue to perform the Affected Transaction(s) with respect to any Gas not yet delivered; or

(ii) after giving effect to any applicable provision or remedy specified in the Contract, it becomes unlawful for a party, (such party the “Affected Party”) under the Applicable Law to perform any material provision in relation the Contract or any particular transaction, (each such transaction an “Affected Transaction”) (an “Illegality”), then the Affected Party may terminate such Affected Transaction as provided for below.

If a Regulatory Event occurs and the Parties fail to renegotiate the price or other material terms or conditions within thirty (30) Days of the Notice, or if an Illegality occurs and such event continues for at least three (3) Business Days, either party shall have the right by Notice to designate a Day, no earlier than the Day such Notice is given and no later than twenty (20) Days after such Notice is given as the Early Termination Date to terminate and liquidate the Affected Transaction(s).

On the Early Termination Date (i) if there is one Affected Party damages shall be determined in accordance with Section 10 of the Contract, except that references to the Defaulting Party and to the Non-Defaulting Party will be deemed references to the Affected Party and to the Non-affected Party, or (ii) if there are two Affected Parties, each party shall determine damages in accordance with Section 10 of the Contract with the Market Value being the arithmetic average of the amounts so determined. The Market Value for each Terminated Transaction shall be determined by using the mid-market quotations or values without regard to the creditworthiness of the party performing the calculations.”

Section 6. Taxes

Section 6 is amended by adding the following provisions to the end of Section 6:

“Gross Receipts and Consumption, and Compensating Taxes. For clarity, the Contract Price does not include any applicable state or local, gross receipts, compensating, utility, transaction privilege, sales or use tax which may be assessed as a result of sales of or use of Gas hereunder, whether measured by quantity or revenues (“Gross Receipts” or “Compensating Tax”). If there is such a Gross Receipts and/or Compensating Tax, either of which being applicable to that quantity of Gas sold to or used by Buyer hereunder, Seller will invoice Buyer and Buyer will pay Seller the amount of the Gross Receipts or Compensating Tax, and Seller will remit same as required by Applicable Law.

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Protest and Payment. If a Party is required to remit or pay Taxes that are the other Party’s responsibility hereunder, the Party responsible for such Taxes shall promptly reimburse the other Party for such Taxes, except to the extent either Party has filed, or provides prior notice to the other Party that it will timely file, a good faith protest, contest, dispute or complaint with the taxing authority or applicable court with jurisdiction, which tolls the requirement to pay such Taxes. Any Party is entitled to make such good faith protests, contests, disputes or complaints with the applicable taxing authority or applicable court with jurisdiction or to file for a request for refund for such Taxes already paid in a timely manner as to any Taxes that it is responsible to pay or remit or for which it is responsible to pay or reimburse the other Party. In the event either Party makes such filings, the other Party shall cooperate with such filing Party by providing any relevant information within that Party’s possession, which will support the filing Party’s filing upon request by and as specified by the filing Party. Upon the issuance by the taxing authority or court of a final, non-appealable order, which lifts the tolling of an obligation to pay and requires payment of the applicable Taxes, and absent a stay of such order, the responsible Party shall either pay directly to the applicable taxing authority, or reimburse the other Party for, such Taxes and any other amounts (including interest) required by such order. Any Party entitled to an exemption from any such Taxes or charges shall furnish the other Party any necessary documentation thereof.”

Section 7. Billing, Payment and Audit

Section 7.7 is amended by adding the following phrase to the end of the first sentence:

“provided further, however, that the Party due payment under Section 7.3 may net all undisputed sums due thereunder against any amounts payable by it when making payments under Section 7.”

Section 10. Financial Responsibility

Section 10.2 is amended by (i) deleting the word “or” before “(ix)” in such Section; and (ii) adding the following immediately after the “;” at the end of subclause (ix) of such Section:

“(x) repudiate, reject or challenge the validity of, this Contract; (xi) transfer all or substantially all of its assets or merge into or consolidate with any entity or reorganize, incorporate, reincorporate, or reconstitute into or as, another entity, or another entity transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, or reconstitutes into or as, the Defaulting Party where the merging party’s obligations are not assumed by operation of law or written instrument; (xii) have made any representation or warranty herein which is false or misleading in any material respect when made or when deemed made or repeated; (xiii) fail to perform or breach any other material obligation or covenant under this Contract (except to the extent such failure constitutes a separate Event of Default, and except for such Party’s obligations to deliver or receive Gas, the exclusive remedy for which is provided in Section 3) if such failure is not remedied within fifteen (15) Business Days after receipt of written notice.”

Section 10.2 is amended by adding the following at the end before the “.” in the last sentence:

“, provided that no suspension of performance shall continue for more than ten (10) Days unless an Early Termination Date has been declared and the Defaulting Party given Notice thereof in accordance with Section 10.3.”

Section 10.3.1 is amended by adding the following sentence at the end of the first paragraph:

“Notwithstanding the foregoing, in no event shall the Non-Defaulting Party owe any amounts to the Defaulting Party on account of this Transaction as a Terminated Transaction, whatever the difference between Market Value and Contract Value. However, nothing in this section releases Buyer from its obligation to remit any undisputed payment to Seller for any natural gas or Biogas delivered to Buyer pursuant to any Transaction Confirmation.”

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Delete the words “and without prior Notice to the Defaulting Party” in Section 10.3.2.

Add the following after the last sentence in each option given for Section 10.3.2:

“Nothing in this Section will be effective to create a charge or other security interest. This Section will be without prejudice and in addition to any right of setoff, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which a party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).”

Section 10.4 is amended by (i) replacing “second” in the sixth line with “fifth,” and (ii) adding the following at the end thereof:

“Notwithstanding the foregoing, if the Non-Defaulting Party owes the Net Settlement Amount to the Defaulting Party, the obligation of the Non-Defaulting Party to pay to the Defaulting Party the Net Settlement Amount, shall not arise until, and shall be subject to the condition precedent that, (i) all transactions are terminated in accordance with this Contract and (ii) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment to the NonDefaulting Party or any Affiliate of the Non-Defaulting Party shall have been fully and finally performed.”

Delete Section 10.5 in its entirety and replace it with the following:

“10.5. “Each Party further represents and warrants to the other Party that (i) this Base Contract and all transaction(s) governed by the Base Contract constitute “forward contracts” and/or “swap agreements” within the meaning of the United States Bankruptcy Code (the “Code”); (ii) it is a “forward contract merchant” within the meaning of the Code with respect to any transactions that constitute “forward contracts”; (iii) all payments made or to be made on its behalf pursuant to the Contract, including the application by a Party of any collateral or security to any amounts due and owing to such Party, constitute “settlement payments” within the meaning of the Code; and (iv) its rights under Section 10, “Financial Responsibility”, of the Contract constitute a “contractual right to liquidate, terminate, or accelerate” or the transactions within the meaning of the Code. Each Party further agrees that the other Party is not a “utility” as such term is used in 11 U.S.C. Section 366, and each Party agrees to waive and not to assert the applicability of the provisions of 11 U.S.C. Section 366 in any bankruptcy proceeding involving such Party. In addition, each Party agrees that, for any Gas actually consumed (rather than resold) by such Party, if Gas is not delivered pursuant to this Contract, the local gas distribution utility for such Party is the provider of last resort and can supply such Party’s Gas consumption needs.”

Section 11. Force Majeure

Delete Section 11.4 and replace it with the following:

“Notwithstanding anything to the contrary in this Section 11, the Parties agree that the settlement of strikes, lockouts, or other industrial disturbances shall be within the sole discretion of the Party experiencing such disturbance; and further agree that, upon the occurrence and continuance of any event of Force Maj ewe, neither Party shall be obligated to purchase or sell Gas hereunder if such purchase or sale would result in material economic impact to such Party under the transaction(s) affected by the event of Force Majeure.”

Add the following as new Section 11.7:

“11.7 Without restricting the generality of the foregoing, if an event of Force Majeure occurs, the Party affected may, in its sole discretion and without notice to the other Party, determine not to make a claim of Force Majeure and to waive its rights hereunder as they would apply to such event. Such determination or waiver shall not preclude the affected Party from claiming Force Majeure in respect of any subsequent event, including any event that is substantially similar to the event in respect of which such determination or waiver is made.”

Add the following as new Section 11.8:

“11.8 If an event of Force Majeure impairs or prevents Seller from delivering or Buyer from purchasing Gas under this Contract and such event of Force Majeure continues (i) for a continuous period of time greater than ninety (90) Days or (ii) for more than one hundred and eighty (180) cumulative Days during any calendar year, the Party not claiming the event of Force Majeure may terminate and liquidate the transactions affected by such event of Force Majeure utilizing the same methodology (including rights and remedies) set forth under Section 3. Notwithstanding the foregoing, (a) if the Party claiming an event of Force Majeure proceeded with reasonable efforts to resolve the event or occurrence once it occurred in order to resume performance but performance under the Contract cannot resume until after the time periods set forth in (i), the Party not claiming the event of Force Majeure may not terminate and liquidate the transactions affected by such event of Force Majeure unless performance is not resumed within one hundred and eighty (180) Days from the event of Force Majeure; and (b) to the extent the event of Force Majeure relates to the events described in any of the events described in (i)-(iii) of Section 11.2, any affected transactions shall be terminated between the Parties without either Party being liable to the other Party for any damages under the Contract except for indemnification obligations.”

Section 12. Term

Delete the second sentence and replace it with the following:

“The rights of either Party pursuant to: (i) Section 7, (ii) Section 10, (iii) Section 13, (iv) Section 14, (v) Section 15, (vi) Waiver of Jury Trial provisions (if applicable), (vii) the obligations to make payment hereunder, and (viii) the obligation of either Party to indemnify the other pursuant hereto, shall survive the termination of the Base Contract or any transaction.”

Section 14. Market Disruption

Delete Section 14 and replace it with the following:

“If a Market Disruption Event has occurred then the Parties shall negotiate in good faith to agree on a replacement price for the Floating Price (or on a method for determining a replacement price for the Floating Price) for the affected Day, and if the Parties have not so agreed on or before the second Business Day following the affected Day then the replacement price for the Floating Price shall be determined within the next two following Business Days with each Party attempting to obtain, in good faith and from non-affiliated market participants in the relevant market, at least four quotes for prices of Gas for the affected Day of a similar quality and quantity in the geographical location closest in proximity to the Delivery Point and averaging the four quotes, Once the Parties obtain the quotes, the following methodology shall be used to determine the replacement price for the Floating Price: (i) if each Party obtains four or more quotes, the arithmetic mean of the quotations, excluding the highest and lowest values, shall be utilized; (ii) if one Party obtains four or more quotes and the other Party obtains less than four, the highest and lowest values of all obtained quotes shall be excluded and the arithmetic mean of the remaining quotations shall be utilized; or (iii) if both Parties obtain less than four quotes, the Parties shall resort to the negotiation process set out in Section 15.16 to resolve the dispute with the quotes being only indicative of an illiquid market which shall allow both Parties to utilize other industry information, including internal valuations to resolve the dispute. For purposes of the foregoing sentence, if more than one quotation is the same as another quotation, and such quotations are the highest and/or lowest values, only one of the quotations shall be excluded. “Floating Price” means the price or a factor of the price agreed to in the transaction as being based upon a specified index. “Market Disruption Event” means, with respect to an index specified for a transaction, any of the following events: (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading on the exchange or market acting as the index; (c) the temporary or permanent discontinuance or unavailability of the index; (d) the temporary or permanent closing of any exchange acting as the index; or (e) a material change in the formula for or the method of determining the Floating Price has occurred. For the purposes of the calculation of a replacement price for the Floating Price, all numbers shall be rounded to three decimal places. If the fourth decimal number is five or greater, then the third decimal number shall be increased by one and if the fourth decimal number is less than five, then the third decimal number shall remain unchanged.”

Section 15. Miscellaneous

Delete Section 15.3 in its entirety and replace it with the following:

“15.3 No waiver of any breach of this Contract, or delay, failure or refusal to exercise or enforce any rights under this Contract (including any rights to claim excused performance as a result of an event of Force Majeure), shall be held to be a waiver of any other or subsequent breach, or be construed as a waiver of any such right then existing or arising in the future.”

Section 15.5 is amended by inserting the following at the end thereof:

“In the event judicial proceedings are instituted by either Party for the enforcement of this Contract or any provisions hereof, the prevailing Party shall be entitled to award of its reasonable costs and attorneys’ fees incurred in connection with such proceedings.”

Add the following as new Section 15.13:

“15.13 To the extent, if any, that a transaction does not qualify as a “first sale” as defined by the Natural Gas Act and §§ 2 and 601 of the Natural Gas Policy Act, each Party irrevocably waives its rights, including its rights under §§ 4-5 of the Natural Gas Act, unilaterally to seek or support a change to any terms and conditions of the Contract, including but not limited to the rate(s), charges, or classifications set forth therein. By this provision, each Party expressly waives its right to seek or support, either directly or indirectly, and by whatever means: (i) an order from the U.S. Federal Energy Regulatory Commission (“FERC”) seeking to change any of the terms and conditions of the Contract agreed to by the Parties; and (ii) any refund from the other Party with respect to the Contract. Each Party further agrees that this waiver and covenant shall be binding upon it notwithstanding any regulatory or market changes that may occur after the date of the Base Contract or any transaction entered into between the Parties. Absent the agreement of both Parties to the proposed change, the standard of review for changes to any terms and conditions of the Contract proposed by (a) a Party, to the extent that the waiver set forth in this Section 15.13 is unenforceable or ineffective as to such Party due to a final determination being made under applicable law that precludes the Party from waiving its rights to seek or support changes from the FERC to the terms and conditions of this Contract, (b) a non-party, or (c) the FERC acting sua sponte, shall solely be the “public interest” application of the “just and reasonable” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the “Mobile-Siena”), as Mobile-Siena has been clarified by Morgan Stanley Capital Group, Inc, v. Public Util. Dist. No. 1 of Snohomish, 128 S.Ct. 2733 (2008), and NRG Power Marketing, LLC v. Maine Public Utilities Commission, 130.S.Ct.” 693 (2010).”

Add the following as new Section 15.14:

“15.14 This Contract shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the manner in which this Contract was negotiated, prepared, drafted or executed.”

Add the following as new Section 15.15:

“15.15 Each Party will be deemed to represent to the other Party each time a transaction is entered into that: (i) it is acting for its own account, and it has made its own independent decisions to enter that transaction and as to whether that transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary; (ii) it is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanations related to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction; (iii) no communication (written or oral) received from the other Party shall be deemed to be an assurance or guarantee as to the expected results of that transaction; (iv) it is capable of assessing the merits (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that transaction; (v) it is capable of assuming, and assumes, the risks of that transaction; and (vi) the other Party is not acting as a fiduciary for, or an advisor to, it in respect of that transaction.”

Add the following as new Section 15.16:

“15.16 The Parties covenant and agree to comply with all Applicable Laws, rules and regulations associated with any Transaction.”

Add the following as new Section 15.17:

“15.17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS CONTRACT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH THIS CONTRACT.”

The Parties represent and warrant that the General Terms and Conditions of the Base Contract have not been modified, altered, or amended in any respect except for (i) these Special Provisions and (ii) as explicitly set forth in the Transaction Confirmation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused these Special Provisions to be duly executed as of the Effective Date.

SELLER GSF Energy L.L.C.	BUYER Trillium Transportation Fuels, LLC

By: /s/ Martin L. Ryan	By: /s/ Bill Cashmareck
Name: Martin L. Ryan	Name: Bill Cashmareck
Title: CEO and President	Title: Director, Trillium